Exhibit 34

                         MASTER PARTICIPATION AGREEMENT

         This Master Participation Agreement, (this "Agreement"), is dated the 13th day of June, 2002, is to be effective the 14h day of, March 2002, and is between Graham Mortgage Corporation ("GMC") and BF Enterprises, Inc. ("Purchaser" or "Investor"):

         GMC and Purchaser hereby agree as follows:

1. Purchase and Sale of Individual Loan Participations. This Agreement shall set forth the rights and duties of GMC and Purchaser as to each other and govern their relationship with regard to the subsequent Individual Loan Participations (defined hereinbelow) that they may enter into. While this Agreement shall set forth such rights and duties, the specific terms of each such Individual Loan Participation shall be set forth in a separately executed Addendum to Master Participation Agreement, a form of which is attached hereto as Exhibit A and incorporated herein for all purposes (the "Addendum"). Individual Addenda shall set forth the information indicated in Exhibit A, although the format may differ. With regard to each Individual Loan Participation entered into by GMC and Purchaser, this Agreement and the Addendum specific to the particular Individual Loan Participation shall be deemed to be the single and entire agreement between GMC and Purchaser governing that Individual Loan Participation. For the consideration set forth in such Addendum, the receipt and adequacy of which is hereby acknowledged, GMC shall sell, assign and transfer to Purchaser and Purchaser shall purchase and accept from GMC an undivided fractional participating ownership interest (the "Individual Loan Participation"), in an amount set forth in the Addendum, in the loan (the "Loan") described in such Addendum and the loan documents pertaining thereto (the "Loan Papers"), evidencing such Loan made to that certain borrower (the "Borrower") described in such Addendum. In exchange for such consideration, Purchaser shall be entitled to receive from GMC (a) a percentage share as set forth in the Addendum (as determined prior to any participation in, or sale and transfer of, GMC's rights in the Loan Papers and such percentage at such time is referred to herein as its "Pro Rata Part" and sometimes referred to in the Addendum as the "Percent Investment") of any and all principal payments owed by the Borrower to GMC under the Loan Papers, and (b) its Pro Rata Part of any and all interest payments owed by the Borrower to GMC under the Loan Papers accruing from and after the effective date set forth in the Addendum at the rates specified therein, except that a servicing fee, as set forth in the Addendum, shall be earned by GMC as compensation for administration of this loan. Except for the obligation of GMC to account for payments received by it or as otherwise specifically provided herein, the sale and purchase of each Individual Loan Participation shall be without recourse against, or representation or warranty (except as set forth herein in Paragraph 16) by GMC. Notwithstanding any Individual Loan Participation sold to Purchaser, GMC shall remain liable to perform all of its obligations under the Loan Papers.

2. Consideration. In consideration for the purchase of each Individual Loan Participation, Purchaser agrees to pay to GMC in immediately available funds, on the effective date of the Addendum applicable to such Individual Loan Participation, Purchaser's Pro Rata Part of the Loan as described in such Addendum, for a total funded amount as set forth in the Addendum (the "Pro Rata Amount", sometimes referred to in the Addendum as the "Original Investment"). The payments required of Purchaser as set forth in this Paragraph must be made, with good funds (i.e., cashier's check, money order or wired funds), prior to 2:00 p.m. Dallas, Texas time, on the date due. Upon making such payment,

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Purchaser shall immediately become vested with a beneficial interest in the Loan and the Loan Papers corresponding to such Individual Loan Participation. GMC shall hold the Loan Papers in trust for the benefit of Purchaser and the holders of other interests in such Loan.

3. Partial Payments. If the Borrower makes only a partial principal, interest or fee payment to GMC under the Loan Papers, Purchaser shall be entitled to receive an amount equal to Purchaser's Pro Rata part of such payment.

4. Payments to Purchaser. Purchaser's share of each interest, principal, reimbursement, or fee payment shall be received by GMC in trust on behalf of Purchaser and shall be paid to Purchaser by check within ten (10) days after receiving the applicable payment from Borrower.

5. Required Repayments to the Borrower. Purchaser shall repay to GMC any sums paid to GMC by the Borrower and distributed by GMC to Purchaser which GMC shall be required to return to the Borrower or to any receiver, trustee, or custodian for the Borrower. In the event Purchaser fails or refuses to make any such payment or fails or refuses to pay its Pro Rata Part of the Loan (as required in Paragraph 2) to GMC directly, GMC shall be entitled to fund Purchaser's portion of such payment and offset against Purchaser's portion of all sums received by GMC under Paragraph 1 until reimbursed therefor by Purchaser. Furthermore, any such amount paid by GMC on behalf of Purchaser shall be payable to GMC on demand and shall bear interest for each day from the date of such payment until it is repaid by Purchaser at the highest rate allowed by law.

6. Fees and Expenses. Purchaser shall pay its Pro Rata Part of all reasonable attorneys' fees and other expenses incurred by GMC in connection with the enforcement of the obligations of the Borrower under any Loan Paper, and Purchaser shall be entitled to its Pro Rata Part of any payment subsequently received by GMC with respect to such fees and expenses.

7. No Ability of Purchaser to Enforce the Loan Papers. Purchaser hereby agrees that it shall not have any right or responsibility to enforce the obligations of the Borrower or any other participation in the Loan Papers, and except as expressly provided herein to the contrary, all rights pursuant to the Loan Papers (or otherwise) of GMC to secure payment of the obligations of the Borrower under the Loan Papers shall be so held and such rights shall be exercised solely by and at the option of GMC for the ratable benefit of GMC, Purchaser, and any other participants in such Loan (collectively, "Lenders"). Purchaser hereby acknowledges and agrees that this Agreement and any such Individual Loan Participation as may be created hereafter do not confer on Purchaser any right to vote on, approve or sign amendments or waivers, or to exercise any legal or equitable right, remedy or other claim under the Loan Papers, except as may be otherwise provided herein.

8. Other Financing. Without limiting rights to which Purchaser otherwise is or may become entitled, Purchaser shall have no interest, by virtue of this Agreement and Purchaser's rights hereunder, in (a) any present or future loans from, letters of credit issued by, or leasing or other financing transactions by GMC to, on behalf of, or with any borrower (collectively referred to herein as the, "Other Financing") other than the loans in which Purchaser participates as

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described in an Addendum executed by GMC and Purchaser; (b) any present or future guaranties by or for the account of the Borrower which are not contemplated by the Loan Papers; (c) any present or future offset exercised by GMC in respect of such Other Financing; (d) any present or future property taken as security for any such Other Financing; or (e) any property now or hereafter in the possession or control of GMC which may be or become security for the obligations of the Borrower arising under any Loan Paper by reason of the general description of indebtedness secured of or property contained in any other agreements, documents, or instruments related to any such Other Financing; provided that, if payments in respect of such guaranties or such property or the proceeds thereof shall be applied to the obligation of the Borrower arising in respect of a Loan in which Purchaser participates pursuant to an executed Addendum, then Purchaser shall be entitled to share in such application as set forth in Paragraph 1.

9. Bankruptcy, etc. In the event of: (a) the filing by or against GMC of a petition under any provision of the U.S. Bankruptcy Code, or of an assignment by GMC for the benefit of creditors; (b) the appointment by any public or supervisory authority of any person or firm in charge of GMC or its assets; or
(c) the involuntary sale of the Loan, the person or firm having the greatest participation ownership interest in the Loan as reflected on GMC's books and records (the "Largest Participant") shall have the right and option, in its discretion, to succeed to all rights, titles, status, and responsibilities which GMC may have regarding the holding and servicing of the Loan, including the right to receive payment of the servicing fee in compensation therefor. If the Largest Participant declines to succeed to the interest of GMC with regard to the holding and servicing of the Loan, it shall have the right to designate the successor to GMC's interest with regard to the holding and servicing of the Loan or to permit GMC to continue to service and manage the Loan. If the Largest Participant designates a successor to GMC, it shall give written notice thereof promptly to Participant. Upon the designation of a successor to GMC, the Loan Papers and all other records pertaining to the Loan shall be delivered to such successor, together with the necessary assignments, transfers, and documents of authority.

10. Prior Loans to the Borrower. If the Addendum with respect to any Loan in which Participant has an Individual Loan Participation hereunder indicates that the interest created thereby is not an interest in a first lien mortgage or Deed of Trust, Purchaser acknowledges that such Loan shall be junior to any loan identified as senior therein.

11. Performance Through Representatives. GMC may perform any of its duties hereunder by or through officers, directors, employees. attorneys, or agents (collectively "Representatives") and GMC and its Representatives shall be entitled to rely, and shall be fully protected by relying, upon any communication or document believed by it or them to be genuine and correct and to have been signed or made by the proper person, and with respect to legal matters, upon the opinion of counsel selected by GMC.

"Person" means any individual, firm, corporation, association, partnership, joint venture, trust, other entity, or Tribunal. "Tribunal" means any state, federal, foreign, or other court or governmental department, commission, board, bureau, agency, or instrumentality.

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12. Duty of Care. Neither GMC nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under this Agreement, as it may be amended or made subject to any Addenda, or any Loan Paper in good faith and believed by it or them to be within the, discretion or power conferred upon it or them by this Agreement, as it may be amended or made subject to any Addenda, or any Loan Paper, or be responsible for the consequences of any error or judgment. GMC will exercise the same care in administering the Loan Papers as it exercises with respect to similar transactions entered into solely for its own account and shall otherwise have no liability or responsibility to Purchaser except for actions taken or omitted to be taken by GMC which constitute willful misconduct or negligence. Unless indemnified to the satisfaction of GMC against loss, cost, liability, and expenses, GMC shall be under no duty to enforce any rights, remedies, or privileges with respect to any of the obligations of the Borrower under any Loan Paper and shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this agreement in respect hereof or thereof. GMC shall not be responsible in any manner to Purchaser for (a) the effectiveness, enforceability, genuineness, validity, or due execution of the instruments, (b) any representation, warranty, document, certificate, report or statement therein made or furnished under or in connection with any Loan Paper, (c) the adequacy of collateral, if any, for the obligations of the Borrower under any Loan Paper,
(d) the existence, priority, or perfection of any lien or security interest, if any, granted or purported to be granted in connection with my Loan Paper, or (e) observation of or compliance with any of the terms, covenants or conditions of any Loan Paper an the part of the Borrower. GMC shall notify Purchaser of any material failure to perform any obligation under the Loan and pursue appropriate remedies in the event of such default, including foreclosure of the mortgage or Deed of Trust.

13. Not a Loan: No Duty to Repurchase any Individual Loan Participation. No amount paid by Purchaser to purchase any Individual Loan Participation shall be considered a loan by Purchaser to GMC. GMC shall have no obligation to repurchase any Individual Loan Participation upon any default by the Borrower under any Loan Paper.

14. Amendment, Waivers, etc. GMC will at all times retain the absolute, unfettered and exclusive right to vote or take any other actions with respect to the Loan Papers, both prior to and after the occurrence of any default, without the consent of Purchaser; provided that GMC will consult with Purchaser and secure Purchaser's consent (which consent shall not be unreasonably withheld or delayed) before GMC agrees to any amendment or modification of, or waiver of compliance with, any Loan Paper, which would (a) reduce the principal of, or rate of interest on, any Loan; (b) postpone the date fixed for any payment of principal of, or interest on, any Loan; (c) increase the commitment of any Lender or subject any Lender to any additional obligations; or (d) reduce the amount of any commitment or similar fee. If the Purchaser is unwilling to consent to any amendment or modification of, or waiver of compliance with, any Loan Paper with regard to an Individual Loan Participation, GMC shall have the right, but not the obligation, to repurchase such Individual Loan Participation at such time for a purchase price equal to (i) Purchaser's Pro Rata Part of all unpaid principal of the Loan, and (ii) any and all unpaid interest thereon in accordance with Paragraph 1. Except as otherwise provided herein, GMC shall be entitled, at its own option, and without the consent of Purchaser from time to time and at any time, to take any action or exercise any rights or remedies under or in respect of any Loan Paper, or refrain from taking any such action, right or remedy, upon the occurrence of a default or at any other time.

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GMC will, with reasonable promptness, notify Purchaser of any material default to the Loan of which it is actually aware and of any other matters which, in its judgment, materially affect the interest of Purchaser in respect of such Loan, but GMC will not in any event be liable to Purchaser for GMC's failure to do so.

15. Purchaser's Representations. Purchaser represents and warrants to GMC that:
(a) Purchaser will purchase each Individual Loan Participation hereunder for its own account in respect of a transaction made in the ordinary course of its business and not with a view to or in connection with any subdivision, resale or distribution thereof; (b) Purchaser can bear the economic risk related to the purchase of the same; and (c) Purchaser does not consider the acquisition of any Individual Loan Participation hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of any federal or state securities statute or law, or any rule or regulation under any of the foregoing. Notwithstanding the above, upon written notice to GMC, Purchaser may assign its rights in an Individual Loan Participation and in such event the assignee shall succeed to all of Purchaser's rights hereunder.

16. GMC Representation. GMC represents and warrants to Purchaser (a) that GMC has not received, as of the effective date set forth in an Addendum, a written notice from any Person that a default has or will occur under any Loan Paper pertaining to the Loan described in such Addendum; (b) that the Loan will be, to the best of GMC's knowledge, in compliance with all applicable federal and state laws; (c) that GMC is authorized to sell the Individual Loan Participations to Purchaser; (d) that GMC will be in possession of all Loan Papers and will provide copies of them to Purchaser on request; and (e) that there will be no delinquent tax or assessment liens or mechanic's liens on the secured property; and (f) that the Loan Papers will include a mortgagee title insurance policy (insuring the mortgage or Deed of Trust as the first lien unless the Addendum indicates such mortgage or Deed of Trust is not a first lien), casualty insurance policies and satisfactory environmental assessment reports.

17. No Reliance by Others. None of the provisions of this Agreement shall inure to the benefit of the Borrower or any Person other than Lenders; consequently, the Borrower shall not be, and no Person other than Lenders shall be, entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either Lender to comply with the provisions of this Agreement. No Lender shall incur any liability to the Borrower or any other Person for any act or omission of any other Lender.

18. Not a Partnership, etc. Neither the execution of this Agreement or any Addendum, the sharing in the Loan Papers, nor any agreement to share in profits or losses arising as a result of the transactions contemplated hereby is intended to be or to create, and the foregoing shall be construed not to be or to create, any partnership, joint venture, or other joint enterprise between Lenders. It is agreed that GMC is not to act as agent for Purchaser, but is to act in all Loan administration matters for Purchaser as an independent contractor and as Purchaser's nominee to hold its participating ownership of the Loan, Loan Papers and payments hereunder, and to make remittances as specified herein. Neither the execution of this Agreement or any Addendum, nor the management and administration of the Loan Papers and the related documents by GMC, nor any right, duty or obligation of GMC under or pursuant to this Agreement is intended to impose any duties or obligations other than those expressly provided for in this Agreement. This Agreement coupled with an Addendum constitutes a sale of such Individual Loan Participation in the Loan

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and the Loan Papers described in such Addendum. Purchaser shall be the absolute owner of its Individual Loan Participation in such Loan and the Loan Papers. The rights and powers of Purchaser therein are ratably concurrent with the interest of GMC and with the participation interest of any other participant therein, and such interest shall have priority over any other such interest. Purchaser shall be the holder of an equitable interest in such Loan and Loan Papers, and the documentation relating thereto as contemplated by the United States Bankruptcy Code and other applicable law. GMC shall mark its books and records to show Purchaser's ownership interest in such Loan and Loan Papers, and shall act as the representative of Purchaser in holding such documents and in receiving proceeds pursuant to such documents to the extent of the Individual Loan Participation therein; provided, however, that GMC's duty of care shall never be greater than that set forth in Paragraph 12 despite acting in such representative capacity.

19. Waivers, etc. No delay or omission by any party to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent, or approval under this Agreement must be in writing to be effective.

20. Recovery of Costs, etc. In the event of any action to enforce the provisions of this Agreement against a party hereto, the prevailing party shall be entitled to recover all costs and expenses incurred in connection therewith including, without limitation, reasonable attorneys' fees and expenses.

21. Illegality, Invalidity, etc. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

22. Notices. Whenever this Agreement requires or permits any consents, approvals, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing (or by tested cable or tested telex notice confirmed in writing) to be effective and shall be deemed to have been given when actually received or, if mailed, on the third day after it is enclosed in an envelope addressed to the party to be notified at the address stated opposite their signature below (or at such other address as may have been designated by written notice), properly stamped, scaled and deposited in the appropriate official postal service.

23. Construction. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate, and vice-versa; and words of any gender in this Agreement shall include each other gender where appropriate. Terms defined herein shall have the same meaning in any Addendum executed hereinafter.

24. Governing Law. This Agreement is performable in Dallas County, Texas, and the laws of the State of Texas and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation hereof.

25. Entire Agreement. As it relates to a particular Individual Loan Participation, this Agreement together with such corresponding Addendum executed

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pursuant hereto by GMC and Participant (a) embodies the entire agreement between the parties, supersedes all prior agreements and understandings between such parties if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by each party or an authorized officer of each party hereto, and (b) is executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

26. Binding Effect. This Agreement shall be binding upon and inure to the benefit of GMC and the Purchaser, and their respective successors and assigns, including any receiver ever appointed for either of the Lenders.

27. Prepayment Penalties. Purchaser shall be entitled to its Pro Rata Part of fifty percent (50%) of any prepayment penalty paid by the Borrower for the privilege of prepaying any Loan in which Purchaser has an Individual Loan Participation prior to maturity and of fifty percent (50%) of any late fees or late penalties paid by the Borrower.

28. Books or Records. GMC will maintain a complete set of books and records with respect to the Loan and issue periodic reports to Purchaser with regard to the status of the Loan.

         IN WITNESS WHEREOF, the parties hereto have executed or have caused this Master Participation Agreement to be executed by their respective duly authorized officers, as of the date first above written.





GRAHAM MORTGAGE CORPORATION                 3838 Oak Lawn Ave., Suite 1500
                                            Dallas, Texas 75219-4516



BY:      /s/ Joe M. Graham
         ------------------
         Joe M. Graham, President




PURCHASER:


BF ENTERPRISES, INC.


By:      /s/ Brian P. Burns                   100 Bush Street, Suite 1250
         ------------------                   San Francisco, CA 94104


Purchaser's Federal ID or Social Security No.    94-3038456
                                              ----------------------



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Purchaser's Federal ID or Social Security No: